UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————
FORM 8-K
————————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

————————
UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.
(Exact name of registrant as specified in its charter)
————————
Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL 60606
233 S. Wacker Drive, Chicago, IL 60606
(Address of principal executive offices) (Zip Code)

(872) 825-4000
(872) 825-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2014, United Continental Holdings, Inc. (the “Company”), United Airlines, Inc. (formerly known as Continental Airlines, Inc.) (“United”), a wholly-owned subsidiary of the Company, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Bank One, N.A.), as trustee (the “4.5% Trustee”), entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of July 15, 1997, between United and the 4.5% Trustee, as supplemented and amended by the First Supplemental Indenture, dated as of January 23, 2002, the Second Supplemental Indenture, dated as of November 13, 2006, the Third Supplemental Indenture, dated as of December 11, 2009, and the Fourth Supplemental Indenture, dated as of October 1, 2010 (such Indenture, as supplemented by such Third Supplemental Indenture, such Fourth Supplemental Indenture and such Fifth Supplemental Indenture, the “4.5% Indenture”), pursuant to which United issued its 4.5% Convertible Notes due 2015 (the “4.5% Notes”) of which approximately $221.2 million aggregate principal amount was then outstanding. The Fifth Supplemental Indenture, among other things, provided for the full and unconditional guarantee by the Company of the 4.5% Notes and United’s obligations under the 4.5% Indenture to the holders of the 4.5% Notes or the 4.5% Trustee.

On May 15, 2014, the Company, United and Wilmington Trust Company, as trustee (the “6% Trustee”), entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of November 10, 2000, between United and the 6% Trustee, as supplemented and amended by the First Supplemental Indenture, dated October 1, 2010 (such Indenture, as supplemented and amended by such First Supplemental Indenture and such Second Supplemental Indenture, the “6% Indenture”), pursuant to which United issued its 6% Convertible Junior Subordinated Debentures due 2030 (the “6% Debentures”) of which approximately $248 million aggregate principal amount was then outstanding. The Second Supplemental Indenture, among other things, provided for the full and unconditional guarantee by the Company of the 6% Debentures and United’s obligations under the 6% Indenture to the holders of the 6% Debentures or the 6% Trustee.

The 6% Debentures were originally issued by United to Continental Airlines Finance Trust II (the “TIDES Trust”), a wholly-owned subsidiary of United, in connection with the issuance by the TIDES Trust of its 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (the “TIDES Preferred Securities”).  Pursuant to the Preferred Securities Guarantee Agreement, dated as of November 10, 2000 (the “Guarantee Agreement”), between United and Wilmington Trust Company, as trustee (the “TIDES Trustee”), United agreed to pay on a subordinated basis to the holders of the TIDES Preferred Securities certain amounts payable thereunder not paid when due.  On May 15, 2014, the Company, United and the TIDES Trustee entered into a Joinder to Preferred Securities Guarantee Agreement (the “Joinder”) under which the Company became a co-guarantor under the Guarantee Agreement and agreed to make payments to the same extent, and subject to the same limitations, as United agreed to do under the Guarantee Agreement.

The foregoing descriptions of the Fifth Supplemental Indenture, the Second Supplemental Indenture and the Joinder do not purport to be complete and are qualified in their entirety by reference to the Fifth Supplemental Indenture, the Second Supplemental Indenture and the Joinder, respectively, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Second Supplemental Indenture, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and Wilmington Trust Company, as trustee
4.3	Joinder to Preferred Securities Guarantee Agreement, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and Wilmington Trust Company, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC. UNITED AIRLINES, INC.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President Finance, Procurement & Treasurer

Date: May 15, 2014

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Second Supplemental Indenture, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and Wilmington Trust Company, as trustee
4.3	Joinder to Preferred Securities Guarantee Agreement, dated as of May 15, 2014, among United Continental Holdings, Inc., United Airlines, Inc. and Wilmington Trust Company, as trustee